SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to
                              Section 14(a) of the
                               Securities Exchange
                                   Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant toss.240.14a-12

                             Republic Bancorp, Inc.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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        3) Per unit  price or other  underlying  value of  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it
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[   ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or
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
                            [Republic Bancorp logo]

                    Notice of Annual Meeting of Shareholders
                            of Republic Bancorp, Inc.

                                 April 19, 2000

To our shareholders:

           You are cordially invited to attend this year's annual meeting of shareholders of Republic Bancorp, Inc. The following are details for the meeting:

           PLACE:    Republic Bank Building
                     9600 Brownsboro Road
                     Louisville, Kentucky 40222

           TIME:     10:00 a.m., EDT

           DATE:     April 19, 2000

           ITEMS ON THE AGENDA:

                     1. To elect nine (9) directors; and
                     2. To transact such other business as may properly come
                        before the meeting.

           RECORD DATE:     The close of business on March 1, 2000 is the record
                     date for determining the shareholders entitled to notice of, and to vote at, the annual meeting.

           Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy. If for any reason you desire to revoke your proxy, you may do so at any time before the voting as described in the accompanying proxy statement.

                                           Very truly yours,

                                           /s/ Steven E. Trager

                                           Steven E. Trager
                                           President and Chief Executive Officer

Approximate date of mailing to shareholders: March 17, 2000

                             REPUBLIC BANCORP, INC.
                             601 West Market Street
                           Louisville, Kentucky 40202


                                 PROXY STATEMENT

           This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Bancorp, Inc. The proxies will be voted at the annual meeting of shareholders of Republic Bancorp on April 19, 2000, and at any adjournments of the meeting.

           This proxy statement and the enclosed proxy are first being sent to shareholders on or about March 17, 2000. As used in this proxy statement, the terms "we", "our" and "Republic Bancorp" refer to Republic Bancorp, Inc., a Kentucky corporation.

                                     VOTING

           RECORD DATE. You are entitled to notice of and to vote at the annual meeting if you held of record shares of our Class A Common Stock or Class B Common Stock at the close of business on March 1, 2000. On that date, 14,805,725 shares of Class A Common Stock and 2,141,149 shares of Class B Common Stock were issued and outstanding for purposes of the annual meeting.

           VOTING RIGHTS. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to 10 votes, both with cumulative voting rights in the election of directors. Based on the number of shares outstanding on the record date, the shares of Class A Common Stock are entitled to an aggregate of 14,805,725 votes, and the shares of Class B Common Stock are entitled to an aggregate of 21,411,490 votes at the annual meeting.

VOTING IN THE ELECTION OF DIRECTORS. In electing directors, each shareholder has the number of votes equal to

           * the number of votes the shareholder is entitled to cast at the annual meeting, based on the number of shares of Class A Common Stock (each with one vote) and Class B Common Stock (each with ten votes) held on the Record Date, multiplied by

           *         the number of directors to be elected.

           You may cumulate your votes and cast all of your votes for one nominee or distribute your votes among as many nominees as you choose. Shares represented by proxies in the accompanying form may be voted cumulatively, as discussed below under "PROPOSAL 1: ELECTION OF DIRECTORS". The nine (9) nominees receiving the most votes at the annual meeting will be elected as directors.

           VOTING BY PROXY. If a proxy on the accompanying form is properly executed, returned to Republic Bancorp and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth on the proxy. If no instructions are given, the shares represented will be voted for the director nominees named in this proxy statement, with the discretionary authority discussed below under "proposal 1: election of directors". The Board of Directors at present knows of no other business to be brought before the annual meeting. However, persons named in the enclosed proxy, or their substitutes, will have discretionary authority to vote on the transaction of any other business which may properly come before the annual meeting and any adjournment thereof, and will vote the proxies in accordance with recommendations of the Board of Directors.

           A shareholder may attend the annual meeting even though he or she has executed a proxy. A proxy may be revoked at any time before it is voted by delivering written notice of revocation to the Secretary of Republic Bancorp or by delivering a later dated proxy or by the vote of the shareholder in person at the annual meeting.

           QUORUM REQUIREMENTS AND COUNTING VOTES. The presence in person or by proxy of the holders of a majority in voting power of the combined voting power of the Class A Common Stock and the Class B Common Stock will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker nonvotes will be counted as being present or represented at the annual meeting for the purpose of establishing a quorum but will not have an effect on the outcome of the vote in the election of directors or any other matter determined by a plurality vote.

                                 SHARE OWNERSHIP

           The following table reflects certain information regarding the beneficial ownership of the outstanding shares of Republic Bancorp as of the record date for the annual meeting, based on information available to the Board of Directors. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. In the following table, information in the column headed "Class A Common" does not reflect the shares of Class A Common Stock issuable upon conversion of the Class B Common Stock. Information is included for

      (1) persons who own more than 5% of the Class A or the Class B Common Stock outstanding on the record date,

      (2)  directors and nominees,

      (3) the five executive officers of Republic Bancorp who received the highest total salary and bonus during 1999 (the "named executive officers"), and

      (4)  officers and directors of Republic Bancorp as a group

Unless indicated otherwise, Republic Bancorp believes that each person named below has the sole power to vote and dispose of the voting securities beneficially owned by such person. Please note that the table provides information about the number of shares beneficially owned, as opposed to the voting power of those shares. Officers, directors and nominees as a group (10 persons) hold 66% of the combined voting power of the Class A and Class B Common Stock.

                                                                                                         Class A and Class B
                                                 Class A Common               Class B Common               Common Combined
                                             -----------------------   ----------------------------   --------------------------

              Name                            Shares         Percent    Shares              Percent    Shares            Percent
-----------------------------                -----------------------   ----------------------------   --------------------------

FIVE PERCENT SHAREHOLDERS:

Bernard M. Trager                            7,362,642         49.6%   1,545,858(2)           71.9%   8,908,500            52.4%
601 West Market Street
Louisville, Kentucky 40202

Steven E. Trager                             6,699,974         45.1      898,678(4)           41.8    7,598,652            44.7
601 West Market Street
Louisville, Kentucky 40202

Scott Trager                                 6,675,646         45.0      912,300(6)           42.5    7,587,946            44.7
601 West Market Street
Louisville, Kentucky 40202

Sheldon Gilman, Trustee                      6,566,736         44.2      883,678(8)           41.1    7,450,414            43.9
for the grandchildren of
Bernard M. Trager
400 West Market Street
Suite 2200
Louisville, Kentucky 40202

Teebank Family                               5,903,612(9)      39.8      763,984(9)           35.6    6,667,596            39.3
Limited Partnership
7413 Cedar Bluff Court
Prospect, Kentucky 40059

DIRECTORS, NOMINEES AND NAMED
EXECUTIVE OFFICERS:

Charles E. Anderson                             53,490(10)        *        1,000(11)          *          54,490               *
Larry M. Hayes                                 338,808(12)      2.3        4,694              *         343,502             2.1
Bill Petter                                    389,243(13)      2.7        9,000(14)          *         398,243             2.4
Sandra Metts Snowden                            14,844                                       *           14,844               *
R. Wayne Stratton                               12,900(15)        *        1,700(16)          *          14,600               *
Samuel G. Swope                                 38,220(17)        *        5,694              *          43,914               *
Bernard M.  Trager                           7,362,642(1)      49.6    1,545,858(2)        71.9       8,908,500            52.4
Scott Trager                                 6,675,646(5)      45.0      912,300(6)        42.5       7,587,946            44.7
Steven E. Trager                             6,669,974(3)      45.1      898,678(4)        41.8       7,598,652            44.7
Mark A. Vogt                                     6,935(18)        *          200              *           7,135               *

Officers, Directors and Nominees as a
group (10 persons)                           7,925,150         53.4%   1,611,768           75.0%      9,536,918            56.1%

*          Less than .5%

(1) Includes 5,903,612 shares held of record by Teebank Family Limited Partnership ("Teebank") and 620,784 shares held of record by Jaytee Properties Limited Partnership, 7413 Cedar Bluff Court, Prospect, Kentucky 40059 ("Jaytee"). Bernard Trager is a general and limited partner and Jean Trager, his wife, is a limited partner of both Teebank and Jaytee. Bernard Trager shares investment power over the shares held of record by Teebank and Jaytee with Steven Trager. Also includes 280,388 unallocated shares held of record by Republic Bancorp's Employee Stock Ownership Plan ("ESOP"), of which Bernard Trager is a member of the Administrative Committee. Bernard Trager shares voting power over the shares held of record by the ESOP with Bill Petter and Larry Hayes. Includes 100,323 shares held of record by Trager Family Foundation, a charitable foundation organized under
           Section 501(c)(3) of the Internal Revenue Code. Bernard Trager shares voting and investment power over these shares with Jean Trager, Steven Trager, and Shelley Trager Lerner. Also includes 255 shares allocated to Bernard Trager under the Employee Stock Ownership Plan
           (ESOP) .

(2) Includes 763,984 shares held of record by Teebank and 119,694 shares held of record by Jaytee. Bernard Trager is a general and limited partner and Jean Trager, his wife, is a limited partner of both Teebank and Jaytee. Bernard Trager shares investment power over the shares held of record by Teebank and Jaytee with Steven Trager. Also includes 117,454 shares owned by Jean Trager, with whom Bernard Trager shares voting and investment power.

(3) Includes 5,903,612 shares held of record by Teebank and 620,784 shares held of record by Jaytee. Steven Trager is a general and limited partner. Trusts for the benefit of, among others, Steven Trager, his wife and his two minor children are limited partners of both Teebank and Jaytee. Steven Trager shares voting power over the shares held of record by Teebank and Jaytee with Bernard Trager and shares investment power over the shares held of record by Teebank and Jaytee with Scott Trager and Sheldon Gilman, as trustee. Includes 5,000 shares held by Steven Trager's wife. Includes 100,323 shares held of record by Trager Family Foundation, a charitable foundation organized pursuant to Section 501(c)(3) of the Internal Revenue Code. Steven Trager shares voting and investment power over these shares with Jean Trager, Bernard Trager, and Shelley Trager Lerner. Also includes 255 shares allocated to Steven Trager under the Employee Stock Ownership Plan (ESOP).

(4) Includes 763,984 shares held of record by Teebank and 119,694 shares held of record by Jaytee. Steven Trager is a general and limited partner and trusts for the benefit of, among others, Steven Trager, his wife and his two minor children are limited partners of both Teebank and Jaytee. Steven Trager shares investment power over the shares held of record by Teebank and Jaytee with Bernard Trager, and shares voting power over the shares held of record by Teebank and Jaytee with Scott Trager and Sheldon Gilman, as trustee.

(5) Includes 5,903,612 shares held of record by Teebank and 620,784 shares held of record by Jaytee. Scott Trager is a limited partner of both Teebank and Jaytee. Scott Trager shares voting power over the shares held of record by Teebank and Jaytee with Steven Trager and Sheldon Gilman, as trustee. Includes 16,906 shares held of record by a family trust of which Scott Trager is a co-trustee and a beneficiary. Scott Trager shares voting and investment power over such shares. Also includes 255 shares allocated to Scott Trager under the Employee Stock Ownership Plan (ESOP) and 25,000 shares of Class A Common Stock that can be acquired under currently exercisable options.

(6) Includes 763,984 shares held of record by Teebank and 119,694 shares held of record by Jaytee. Scott Trager is a limited partner of both Teebank and Jaytee. Scott Trager shares voting power over the shares held of record by Teebank and Jaytee with Steven Trager and Sheldon Gilman, as trustee. Includes 3,380 shares held of record by a family trust of which Scott Trager is a co-trustee and a beneficiary. Scott Trager shares voting and investment power over such shares. Also includes 5,000 shares of Class B Common Stock that can be acquired under currently exercisable options.

(7) Includes 5,903,612 shares held of record by Teebank and 763,984 shares held of record by Jaytee. Sheldon Gilman is a limited partner of both Teebank and Jaytee, as trustee for the grandchildren of Bernard Trager. Sheldon Gilman shares voting power over the shares held of record by Teebank and Jaytee with Steven Trager and Scott Trager. Also includes 32,340 shares held by Mr. Gilman's wife, over which Mr. Gilman shares voting and investment power.

(8) Includes 763,984 shares held of record by Teebank and 119,694 shares held of record by Jaytee. Sheldon Gilman is a limited partner of both Teebank and Jaytee, as trustee for the grandchildren of Bernard Trager. Sheldon Gilman shares voting power over the shares held of record by Teebank and Jaytee with Steven Trager and Scott Trager.

(9) Teebank is a limited partnership of which Bernard Trager and Steven Trager are general and limited partners. The shares of Common Stock beneficially owned by Teebank are also shown in the above table as being beneficially owned by Bernard Trager, Steven Trager, Scott Trager and Sheldon Gilman, trustee, who share voting and/or investment power over the shares held by the partnership. The following table provides information about the units of Teebank owned by directors and officers of Republic Bancorp.

            Name                  Number of Units     Percent of Outstanding
            ----                  ---------------     ----------------------
       Bernard M. Trager             1,099,779   (a)           55.0%
       Steven E. Trager                492,315   (b)           24.7
       Scott Trager                      3,296                  0.2

       a)    Includes 569,889 units held by Bernard Trager's wife, Jean Trager.

       b) Includes 271,080 units held in a revocable trust and 141,664 units held for the benefit of Steven Trager's minor children for which Sheldon Gilman serves as trustee; also includes 79,571 shares held in an irrevocable trust for the benefit of, among others, Steven Trager, his wife and his minor children.

(10) Includes 6,500 shares held jointly with his wife, over which Charles Anderson shares investment and voting power, and 11,250 shares that can be acquired upon conversion of Trust Preferred securities.


(11) Shares held jointly with his wife, over which Charles Anderson shares investment and voting power.

(12) Includes 2,350 shares held by his wife, 3,000 shares that can be acquired by Larry Hayes and 7,000 shares that can be acquired by his wife upon conversion of Trust Preferred securities; 1,000 shares held by Midwest Construction, a Kentucky corporation of which Mr. Hayes is majority owner; and 16,000 shares held in BPH Partnership, a Kentucky limited liability partnership in which Larry Hayes is a limited partner. Larry Hayes shares investment and voting power over the shares held by his wife and BPH Partnership. Also includes 280,388 unallocated shares held of record by Republic Bancorp's Employee Stock Ownership Plan, of which Larry Hayes is a member of the Administrative and Investment Committees. As a member of the Administrative Committee, Larry Hayes shares voting power over these shares with Bernard Trager and Bill Petter and, as a member of the Investment Committee, shares investment power over these shares with Michael Ricketts and Bill Petter.

(13) Includes 280,388 unallocated shares held of record by Republic Bancorp's Employee Stock Ownership Plan, of which Bill Petter is a member of the Administrative and Investment Committees. As a member of the Administrative Committee, Bill Petter shares voting power over these shares with Bernard Trager and Larry Hayes, and, as a member of the Investment Committee, shares investment power over these shares with Michael Ricketts and Larry Hayes. Also includes 25,000 shares of Class A Common Stock that can be acquired under currently exercisable options.

(14) Includes 5,000 shares of Class B Common Stock that can be acquired under currently exercisable options.

(15) Includes 3,500 shares held jointly with his wife and 9,400 shares held by his wife. Wayne Stratton shares investment and voting power over these shares.

(16) Includes 700 shares held jointly with his wife and 1,000 shares held by his wife. Wayne Stratton shares investment and voting power over these shares.

(17) Includes 5,000 shares that can be acquired upon conversion of Trust Preferred securities. These shares are held of record by Swope Enterprises Inc., L.P., a Kentucky limited liability partnership in which Samuel Swope is a limited partner.

(18) Includes 1,600 shares held jointly with his wife and 227 shares allocated to Mark Vogt under the Employee Stock Ownership Plan(ESOP).

                        PROPOSAL 1: ELECTION OF DIRECTORS

           Republic Bancorp's Board of Directors is comprised of one class of directors, elected annually. Each director serves a term of one year or until his or her successor is duly elected or qualified. Republic Bancorp's Bylaws provide for not less than 5 or more than 15 directors. The number of directors is currently set at 9.

           In accordance with the Bylaws of Republic Bancorp, the Board of Directors has fixed the number of directors to be elected at the annual meeting at 9. The Board has nominated for election as directors Bernard Trager, Steven Trager, Scott Trager, Bill Petter, Wayne Stratton, Larry Hayes, Samuel Swope,
Charles Anderson and Sandra Metts Snowden. Each of the nominees is a current member of the Board of Directors. The Board of Directors has no reason to believe that any nominee for director will not be available for election. However, if any of the nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Board of Directors may recommend. In addition, if any shareholder(s) shall vote shares cumulatively or otherwise for the election of a director or directors other than the nominees named below, or substitute nominees recommended by the Board of Directors, the holders of the proxies being solicited with this proxy statement will have the discretionary authority to vote cumulatively for some number less than all of the nominees named below or any substitute nominees, and for such persons nominated as they may choose.

           The following table gives the indicated information for each nominee and incumbent director and other executive officers who are listed in the compensation tables which follow but are not nominees or incumbent directors:

                      Name and Principal Occupation for Past Five Years                              Age            Director Since
----------------------------------------------------------------------------------------------     -------          --------------

DIRECTORS AND NOMINEES:

Bernard M. Trager, serves as Chairman of Republic Bancorp.  Prior to 1998, he also served as          71                 1974
           CEO of Republic and as Chairman of Republic Bank and Trust Company (the "Bank"),
           Republic Bancorp's principal banking subsidiary.

Steven E. Trager, began serving as President and CEO of Republic Bancorp and Chairman and CEO         39                 1988
           of the Bank in 1998. From 1994 to 1997 he served as Vice Chairman and from 1994 to
           1998 Secretary of Republic.

Scott Trager, has served as Vice Chairman of Republic Bancorp since 1994 and has served as            47                 1990
           President of the Bank since 1984.

Bill Petter, began serving as Vice Chairman and Chief Operating Officer of Republic Bancorp           50                 1995
           during 1997.  From 1995 to 1997 he served as Vice Chairman and Chief Financial
           Officer.  He has served as Executive Vice President of the Bank since 1993 and served as Chief Financial Officer of the Bank from 1993 to 1997.

R. Wayne Stratton, is a partner in the CPA firm of Jones, Nale & Mattingly, PLC.                      52                 1995

Larry M. Hayes, is President of Midwest Construction Company, Inc., Lexington, Kentucky.              51                 1995

Samuel G. Swope, is the Chairman of Sam Swope Auto Group, Inc.                                        73                 1998

Sandra Metts Snowden, is President of Metts Company, Inc., d/b/a Vantage 7 Realtors,                  54                 1999
           Louisville, Kentucky, a real estate sales, management, brokerage and development firm.

Charles E. Anderson, is Chairman and part owner of Anderson Insurance and Financial                   62                 1999
           Services, Inc. d/b/a The Anderson Group, Owensboro, Kentucky, which provides insurance and financial services.

NON-DIRECTOR EXECUTIVE OFFICER:

Mark A. Vogt has served as Chief Financial Officer of Republic Bancorp since May 1998, and            31
           has served as Chief Financial and Accounting Officer of the Bank since October
           1997.  He joined the Bank in 1995 as Vice President of Finance and has served as
           Senior Vice President of the Bank since 1996.  Prior to joining the Bank, he served as a certified public accountant with Deloitte & Touche LLP.

           None of our directors or nominees holds any directorships in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

           Republic Bancorp's directors were elected at the most recent annual meeting of shareholders held on April 21, 1999, to a one year term. Our executive officers are selected by the Board of Directors and hold office at the discretion of the Board of Directors.

           Bernard Trager, Steven Trager and Scott Trager are relatives. Bernard Trager is the father of Steven Trager and the uncle of Scott Trager; Steven Trager and Scott Trager are cousins.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

           Republic Bancorp's Board of Directors has two (2) standing Board committees: the Audit Committee and the Compensation/Human Resources Committee. The Board does not have a standing nominating committee or a committee performing similar functions.

           The Audit Committee, which is currently composed of Sandra Metts Snowden, Wayne Stratton, and Charles E. Anderson, held four meetings during 1999. This committee makes recommendations to the Board of Directors with respect to the selection of independent accountants; the review and scope of audit arrangements; the independent accountants' suggestions for strengthening internal accounting controls; matters of concern to the committee, the independent accountants, or management relating to Republic Bancorp's financial statements or other results of the annual audit; the review of internal accounting procedures and controls with Republic Bancorp's financial and accounting staff; the review of the activities and recommendations of Republic Bancorp's general auditor and compliance auditors; and the review of financial statements and other financial information published by Republic Bancorp.

           The Compensation/Human Resources Committee was established as a Board committee during the first quarter of 1999, and held one meeting during 1999. It is currently composed of Sandra Metts Snowden, Larry Hayes and Charles E. Anderson. This committee makes recommendations to the Board of Directors as to the amount and form of officer compensation, a role historically performed by the Compensation/Human Resource Committee of the Bank. The Compensation/Human Resources Committee administers Republic Bancorp's 1995 Stock Option Plan and is authorized to grant stock options in accordance with the terms of that plan without further approval.

           The Board of Directors held six meetings during 1999. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which such director served, except Messrs. Bernard Trager and Sam Swope, who attended four of the six Board meetings in 1999.

DIRECTOR COMPENSATION

           Non-employee directors of Republic Bancorp and the Bank receive director's fees of $1,350 for each board meeting attended and fees within the range from $250 to $475 for each committee meeting attended. Total fees paid to directors of Republic Bancorp during 1999 for service as a director of Republic Bancorp and/or the Bank were as follows:

                   Charles E. Anderson                         $      10,400
                   Larry M. Hayes                                      9,775
                   Sandra Metts Snowden                                9,500
                   R. Wayne Stratton                                   9,750
                   Samuel G. Swope                                     6,600

See also the following discussion under the heading "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

                      CERTAIN INFORMATION AS TO MANAGEMENT

           The following table contains information concerning the compensation received by Republic Bancorp's Chief Executive Officer ("CEO") and the four most highly compensated executive officers of Republic Bancorp as of the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long Term
                                                                                      Compensation
                                                      Annual Compensation(1)             Awards
                                                     ------------------------         ------------
                                                                                       Securities
                                                                                       Underlying                  All Other
Name & Principal Position                  Year       Salary         Bonus(2)           Options(#)               Compensation
----------------------------------         ----      --------        --------         ------------           ---------------------
Bernard M. Trager                          1999      $300,000        $165,000                                  $73,085     (3)
Chairman and Director                      1998       250,000         190,000                                   49,117
                                           1997       220,000         170,000                                   55,155

Steven E. Trager                           1999      $200,000         $75,000                                   $8,280     (3)
President, CEO and Director                1998       175,000         100,000           10,000                   8,882
                                           1997       160,000          80,000                                    9,160

Scott Trager                               1999      $200,000        $100,000                                   $8,280     (3)
Vice Chairman and Director                 1998       175,000         100,000           10,000                   8,882
                                           1997       160,000          80,000                                    9,160

Bill Petter                                1999      $200,000        $ 75,000                                  $17,880     (3)(4)
Vice Chairman and Director                 1998       175,000         100,000           10,000                   8,882
                                           1997       160,000          80,000                                    9,160

Mark A. Vogt                               1999      $110,000         $30,000                                   $5,037     (3)
Senior Vice President, CFO and CAO         1998       100,000          30,000           15,000                   5,887
                                           1997       100,000          18,000                                    5,379

      (1) Each of the above-named executive officers received perquisites during 1999, 1998 and 1997 which were less than $50,000 in aggregate amount for each of those years.

      (2) Represents incentive bonuses awarded after year-end for achievement of corporate, individual and organizational objectives in fiscal years 1999, 1998 and 1997.

(3) Includes matching contributions to 401(k) Retirement Plan, ($6,000 for Bernard M. Trager, $6,000 for Steven E. Trager, $6,000 for Scott Trager, $6,000 for Bill Petter, and $4,125 for Mark A. Vogt), amount paid on split dollar life insurance policy ($65,763 for Bernard M. Trager), and on life and disability insurance policies ($1,322 for Bernard M. Trager and $2,280 each for Steven E. Trager, Scott Trager and Bill Petter, and $912 for Mark A. Vogt).

(4)        Includes $9,600 auto allowance.

                                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                     AND FY-END OPTION/SAR VALUES

                                                                         Number of securities      Value of Unexercised In-the-
                                                                        underlying unexercised       Money Options at FY-End
                                                                        options at FY-End (#)                 ($)(3)
                                       Shares          Value         ---------------------------   ---------------------------
                                    Acquired on       realized
Name and Class of Shares (1)        Exercise (#)       ($)(2)        Exercisable   Unexercisable   Exercisable   Unexercisable
----------------------------        ------------      --------       -----------   -------------   -----------   -------------

Steven E. Trager
    Class A Common Stock               22,500          115,650                        10,000                              0
    Class B Common Stock                4,500           23,130

Scott Trager
    Class A Common Stock                                                              60,000                        264,125
    Class B Common Stock                                                              10,000                         52,825

Bill Petter
    Class A Common Stock                                                              60,000                        264,125
    Class B Common Stock                                                              10,000                         52,825

Mark A. Vogt
    Class A Common Stock                                                              35,000                         51,850

(1) No SARs were exercised by the named executive officers or held by them at year-end.

(2) Market price at time of exercise less exercise price.

(3) Market value of underlying securities at December 31, 1999 ($8.5625) less exercise price.

EMPLOYMENT CONTRACTS AND TERMINATION,
SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

           The Bank entered into a death benefit agreement with Bernard Trager, which became effective September 10, 1996. This agreement provides for the payment of three years compensation to the estate of Bernard Trager in the event of death while a full-time employee of the Bank. In the event of a change in control the agreement terminates.

           Republic entered into officer compensation continuation agreements with each of Steven Trager, Scott Trager, and Bill Petter, which became effective January 1995, and Mark Vogt, which became effective October 1997. These agreements provide for the payment of the executive officer's base salary and continuation of such executive officer's other employment benefits for up to a period of two years if, following a change in control, the executive officer terminates his employment for "Good Reason" or his employment is terminated other than pursuant to death or for "Cause," as defined in the agreements. In addition, any stock options or other similar rights will become immediately exercisable upon a change in control, which results in termination. For purposes of these agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the "Trager Family Members" (generally defined to include Bernard Trager, Jean Trager and their descendants, and companies, partnerships or trusts in which they are majority owners or beneficiaries) as a group or a reduction to less than 25% of the combined voting power of the stock held by the Trager Family Members. These agreements expire on December 31, 2000; however, as of December 31, 2000, and on each anniversary of that date the agreements are extended for two additional years unless Republic Bancorp gives notice that it elects not to extend.

                                PERFORMANCE GRAPH

           The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) on Republic Bancorp's Class A Common Stock as compared to the S & P 500 and the NASDAQ Bank Stocks Index. The graph covers the period beginning July 21, 1998, the date Republic Bancorp's Class A Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, and ending December 31, 1999.

Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                [GRAPHIC OMITTED]

                                                   July 21, 1998    December 31, 1998    December 31, 1999
Republic Bancorp Class A Common Stock                   100.00            99.26                66.68
NASDAQ Bank Stocks                                      100.00            94.00                90.58
S&P 500                                                 100.00           106.27               128.89

                          COMPENSATION COMMITTEE REPORT

           Under rules established by the SEC, the Compensation/Human Resources Committee is required to disclose: (1) the Committee's compensation policies applicable to Republic Bancorp's executive officers; (2) the relationship of executive compensation to corporate performance; and (3) the Committee's bases for determining the compensation of Republic Bancorp's Chief Executive Officer ("CEO"). Pursuant to those requirements, the Committee has prepared this report for inclusion in the Proxy Statement.

           The Compensation/Human Resources Committee was established as a separate committee of the Board of Directors of Republic Bancorp in the first quarter of 1999. This Committee is responsible for establishing the compensation and compensation policies for key executive officers. The Committee's goal is to establish a compensation package, consisting of salary, bonus, stock options and other employee benefits, that is competitive in the marketplace and provides an incentive to meet and exceed individual and corporate performance goals. The Committee requires that there be a specific relationship between executive compensation and the performance of Republic Bancorp, but it also recognizes additional factors beyond financial performance such as salaries paid by peers, attainment of non-financial corporate objectives, and other factors which act to contribute to shareholder value. The achievement of both annual and long-term corporate objectives is considered, with the emphasis being placed on annual performance. Recommendations of the Chairman are also important to the Committee's deliberations.

           In reaching compensation decisions for 1999, the Committee placed significant weight on the recommendations of the Chairman of the Board. The Chairman's recommendations are based on performance appraisals for individual executive officers (other than the Chairman), and an evaluation of actual performance with performance goals and objectives, as well as certain subjective considerations. The purpose of the individual performance appraisals is to provide a documented method for reviewing job performance, an appraisal of an executive's potential to be assigned projects of enhanced responsibility, and a written development plan with specific goals and objectives that will promote further professional development while providing motivation for superior future performance. Specific individual performance goals established for a key executive for the year may be tied to operating profits, growth in loans, deposits and fees, as well as expense control and reduction. General performance goals may include special projects related to Republic Bancorp's strategic plan, expansion opportunities, unique marketing opportunities, customer satisfaction, operation efficiencies, business referrals and expanded community involvement. Subjective considerations of management effectiveness, maintenance of regulatory compliance standards and professional leadership are also considered.

           In addition to the recommendations of the Chairman of the Board and an evaluation of individual performance, the Committee also considered how our executive compensation compares to our peers. Republic Bancorp participates in local and national compensation surveys for key executives. These surveys are utilized only as a general guideline for establishing the key executives' levels of compensation. The Committee recognizes that compensation to key executives should be reasonably representative of that typically offered in Republic Bancorp's market area in order to attract, motivate, reward and retain key executives. The Committee's philosophy is to provide compensation to key executives that is not only competitive with that of comparable institutions, but that also provides retention incentive for the highly skilled management necessary to ensure the long-term success of Republic Bancorp.

           During 1999, the salary of the Chairman of the Board and the Chief Executive Officer were increased. Republic Bancorp's performance, the contributions these individuals made and the Chairman's recommendations were important factors underlying compensation increases, although the increases were not tied to specific performance criteria.

           The Committee is also responsible for the overall administration of the stock option program and other benefit programs. Republic Bancorp's stock option program provides for the granting of options to those employees that have demonstrated superior performance and who are deemed by the Committee to be important to Republic Bancorp's future success, with a view toward maximizing shareholder value. The Chairman of the Board designates the employees eligible to be granted options under the Plan subject to approval by the Committee. No stock options were awarded to executive officers during 1999.

                     MEMBERS OF THE COMPENSATION COMMITTEE:

     Charles Anderson          Larry M. Hayes          Sandra Metts Snowden


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           Certain directors and executive officers, including certain members of the Compensation/ Human Resources Committee, were clients of and had transactions with Republic Bancorp and the Banks during 1999. Transactions which involved loans or commitments by Republic Bancorp were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

           Republic Bancorp's Compensation/Human Resources Committee was established in the first quarter of 1999. Prior to that time, Bernard Trager, as Chairman of the Board of Directors, and Steven Trager, as CEO, made recommendations to the Board in connection with the Board's deliberations concerning executive officer compensation. See the discussion above under the heading "Compensation Committee Report."

              CERTAIN OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

           LEASING ARRANGEMENTS. Within the Louisville, Kentucky, metropolitan area, the Bank leases space in five buildings owned by Bernard Trager, Chairman of Republic Bancorp, and Jean Trager, his wife, and partnerships in which they own controlling interests, including Jaytee, a shareholder of Republic Bancorp. Relatives of Bernard Trager, including Steven Trager and Scott Trager, directors and executive officers of Republic Bancorp, are also partners in Jaytee. See notes to the table under "Share Ownership". The buildings include Republic Corporate Center, which serves as both the Bank's main office and administrative headquarters in Louisville, Kentucky, and is owned and leased by TEECO Properties, which is owned by Bernard Trager. Also included are the Hurstbourne Parkway, Bardstown Road and Springhurst banking centers, as well as the Clarksville, Indiana loan production office, which are all owned and leased by Jaytee. During 1999, additional space was leased in connection with banking center expansion and the establishment of the Indiana loan production office. Additional space has been leased in 2000 in connection with selected operational functions. Under certain of these lease arrangements, Republic Bancorp has been responsible for the fit-up and certain completion costs for the leased facilities. Altogether, these affiliates currently lease approximately 92,000 square feet and the Bank pays approximately $127,000 per month, in rent, with lease terms expiring between 2001 and 2008.

           Each of the above transactions was obtained on terms comparable to those which could have been obtained from an unaffiliated party.

           STOCK TRANSACTIONS. During 1999, Republic Bancorp formed an employee stock ownership plan to promote stock ownership by our employees. In connection with formation of the ESOP, Republic Bancorp loaned the ESOP $3,873,000, which the ESOP used to purchase 300,000 shares of Class A Common Stock. The ESOP purchased 200,000 shares from our Chairman and largest shareholder, Bernard Trager, for $2,582,000 and 100,000 shares from Bankers Insurance Agency, Inc. (in which members of Bernard Trager's family, including Steven Trager, are directors and shareholders) for $1,291,000. The price of these shares ($3,873,000 in the aggregate) was determined by an independent committee of the ESOP based on the 30-day average trading price of our shares.

           Republic Bancorp has also, from time to time, repurchased shares of Class A Common Stock from charitable organizations that had received the shares by gift from Bernard Trager. We purchased a total of 8,715 shares in 1999, at an average price of $8.75 per share ($76,256 in the aggregate), and a total of 6,247 shares in December 1998, at an average price of $13.25 per share ($82,773 in the aggregate). In each instance the purchase price paid for the shares was based on the then market price of the shares, as reported on the NASDAQ National Market System.

           OTHER TRANSACTIONS. Steven Trager, a director and executive officer, and Shelley Trager Lerner, the daughter of Bernard Trager, and Jean Trager, Bernard Trager's wife, are directors of Bankers Insurance Agency, Inc., a title insurance agency which provides title insurance coverage to clients of Republic Bancorp. Most of our mortgage clients purchase title insurance from Bankers Insurance Agency. These services resulted in commissions to Bankers Insurance Agency of approximately $1,100,000 in 1999. Under an agreement we have with Bankers Insurance Agency, personnel of Republic Bancorp perform certain functions for Bankers Insurance Agency. Bankers Insurance Agency reimbursed Republic Bancorp $61,000 for services performed by the Bank's employees and space used during 1999. Republic Bancorp has not yet elected to enter into the title insurance agency business. The majority owner of Bankers Insurance Agency is Shelley Trager Lerner. Minority shareholders in Bankers Insurance Agency include Steven Trager, Jean Trager, and the grandchildren of Bernard Trager:
Michael Kusman, Andrew Kusman, Brett Kusman, Kevin Trager and Emily Trager. Steven Trager and Shelley Trager Lerner are children of Bernard Trager.

           Republic Bancorp is currently in discussions with Anderson Insurance & Financial Services, Inc., pursuant to which the Bank will provide life, accident, health and long term care insurance referrals. That agency will provide supervision and training of independent insurance agents and will share a portion of the commission income with the Bank for the insurance sold through that agency. Charles E. Anderson, a director of Republic Bancorp, is Chairman and part owner of Anderson Insurance & Financial Services, Inc. Republic Bancorp currently purchases and has purchased in the past directors' and officers' insurance through Anderson Insurance & Financial Services, Inc.

           INDEBTEDNESS OF MANAGEMENT. Federal banking laws require that all loans or extensions of credit by the Bank to its executive officers and directors be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to Bank directors must be approved in advance by a majority of the disinterested members of the Board of Directors.

           The Bank has made loans to executive officers, holders of ten percent (10%) or more of the shares of any class of its common stock and affiliates and directors in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, which loans do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1999, directors and executive officers of Republic Bancorp had loans outstanding of $6.5 million.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires Republic Bancorp's officers, directors and greater than 10% beneficial owners to file reports of ownership and changes in ownership with the SEC. Officers and directors are required by SEC regulation to furnish Republic Bancorp with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms, or written representations that there were no unreported holdings or transactions, Republic Bancorp believes that for the most recent fiscal year all
Section 16(a) filing requirements applicable to its officers, directors and ten percent beneficial owners were complied with on a timely basis except as follows: Sheldon Gilman made 3 late filings covering 5 transactions and Scott Trager reported one transaction late. In addition, Mr. Gilman filed an amended report to correct the share ownership information reported on his initial
Section 16 filing.

                             SOLICITATION OF PROXIES

           The cost of solicitation of proxies by the Board of Directors will be borne by Republic Bancorp. Some of Republic Bancorp's directors and officers who will receive no additional compensation may solicit proxies in person, and by telephone, telegraph, telecopier, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries and custodians, who will be requested to forward the proxy materials to beneficial owners of the Class A and Class B Common Stock. Republic Bancorp will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.


                         INDEPENDENT PUBLIC ACCOUNTANTS

           At its meeting held on March 9, 2000, the Board of Directors adopted the recommendation of the Audit Committee and selected Crowe, Chizek and Company LLP to serve as Republic Bancorp's independent public accountants and auditors for the fiscal year ending December 31, 2000. Crowe, Chizek and Company LLP has served as Republic Bancorp's independent public accountants and auditors since the 1996 fiscal year.

           Representatives of Crowe, Chizek and Company LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

                                  OTHER MATTERS

           The Board of Directors does not know of any matters to be presented to the Annual Meeting other than that specified above. If, however, any other matters should come before the annual meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

                              SHAREHOLDER PROPOSALS

           Shareholders who desire to present proposals at the 2001 annual meeting of shareholders must forward them in writing to the President of Republic Bancorp so that they are received no later than November 17, 2000, in order to be considered for inclusion in Republic Bancorp's proxy statement for such meeting. Shareholder proposals submitted after January 31, 2001, will be considered untimely, and the proxy solicited by Republic Bancorp for next year's annual meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

                                  ANNUAL REPORT

           Republic Bancorp's Annual Report to Shareholders is enclosed with this proxy statement. The Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

           Any shareholder who wishes to obtain a copy, without charge, of Republic Bancorp's Annual Report on Form 10-K for its fiscal year ended December 31, 1999, which includes financial statements and financial statement schedules, which is required to be filed with the Securities and Exchange Commission, may contact the Corporate Secretary, Michael Ringswald, at 601 West Market Street, Louisville, Kentucky 40202, or at telephone number (502) 561-7112.

                                              by order of the Board of Directors

                                                 /s/ Michael A. Ringswald

                                                 Michael A. Ringswald, Secretary

Louisville, Kentucky
March 17, 2000

PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY STILL VOTE IN PERSON, SINCE THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY DELIVERING TO THE SECRETARY OF REPUBLIC BANCORP A WRITTEN REVOCATION OF THE PROXY.

PROXY                                                                     PROXY

                             REPUBLIC BANCORP, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Republic Bancorp, Inc. hereby nominates and appoints Larry M. Hayes and R. Wayne Stratton, with power to act without the other and with full power of substitution, as the undersigned's true and lawful attorney(s) to vote all of the Class A Common Stock and Class B Common Stock of Republic Bancorp, Inc. standing in the undersigned's name on the Corporation's books at the close of business on March 1, 2000, with all the powers the undersigned would possess if present in person, at the Annual Meeting of Shareholders to be held on April 19, 2000, or any adjournment thereof.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                             REPUBLIC BANCORP, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY



1. Election of Directors -                                   For   Withhold  For All
   Nominees:                                                 All     All    (Except*)
                                                                                       2. In their discretion, the proxies are auth-
      01 Bernard M. Trager         02 Steven E. Trager                                    orized to vote upon such other business as
      03 Scott Trager              04 Bill Petter                                         may properly come before the meeting in-
      05 R. Wayne Stratton         06 Larry M. Hayes                                      cluding  matters incident to its conduct.
      07 Sandra Metts Snowden      08 Samuel G. Swope
      09 Charles E. Anderson

-----------------------------------------------------                                  THE BOARD OF DIRECTORS  RECOMMENDS A VOTE FOR
    *(Write nominee(s) exception above.                                                ITEM 1. If no choice is specified, this proxy
                                                                                       will be voted for the above-named  nominees,
                                                                                       with the discretionary authority contained in
                                                                                       the proxy statement.


                                                                                       Dated:                , 2000
                                                                                             ----------------
      [THIS SPACE RESERVED FOR ADDRESSING]
                                                                                       ---------------------------------------------
                                                                                       Signature of Shareholder

                                                                                       ---------------------------------------------
                                                                                       Signature if held jointly

                                                                                       Please date this proxy and sign your name
                                                                                       exactly as it appears hereon. Persons signing
                                                                                       in a representative capacity, should indicate
                                                                                       their capacity. A proxy for shares held in
                                                                                       joint ownership should be signed by each
                                                                                       owner.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE